UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449

(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On March 16, 2009, Comarco, Inc., a California corporation (“Comarco”), entered into a Strategic Product Development and Supply Agreement (the “Agreement”) with Targus Group International, Inc., a Delaware corporation (“Targus”). The full Agreement will become effective on May 4, 2009 (the “Effective Date”) but certain provisions of the Agreement became effective on March 16, 2009 to permit the parties to prepare for the Effective Date.

Under the Agreement and subject to the terms and conditions thereof, Comarco will sell certain current and future mobile power supply products exclusively to Targus, and Targus shall purchase such products and any products substantially similar to such products exclusively from Comarco; provided, however, that the Agreement does not prohibit Comarco from selling any mobile power supply products covered by the Agreement to original equipment manufacturers that sell such products under their own name as long as such products do not incorporate any intellectual property of Targus. In the event Comarco fails to perform, Targus is permitted to purchase the exclusive products from others. However, Comarco’s exclusivity obligations will continue as provided for in the Agreement. Purchases under the Agreement will be pursuant to written purchase orders from Targus. The Agreement does not require Targus to purchase any specified number of units and in no event will any products be shipped to Targus prior to May 5, 2009.

The initial term of the agreement is two (2) years from the Effective Date and the Agreement will automatically renew for additional terms of twelve (12) months each unless notice of non-renewal is given by either party at least ninety (90) days prior to the end of the then current term. Either party may terminate the Agreement at any time upon thirty (30) days prior written notice if the other party commits a material breach of the Agreement that is not cured within such thirty (30) day period. In addition to certain other customary termination rights, either party may terminate the Agreement upon fifteen (15) days prior written notice if a major competitor of Targus acquires all or substantially all of the assets or stock of Comarco or Comarco is merged with or consolidated into a major competitor of Targus.

Pursuant to the terms and conditions of the Agreement, Comarco has agreed to indemnify Targus and certain other parties related thereto from certain liabilities, losses, damages and costs, including, without limitation, those incurred as a result of injury or property damage caused by the products sold under the Agreement or as a result of intellectual property infringement claims relating to the products sold under the Agreement.

Pursuant to the Agreement, Targus is entitled to a right of first negotiation with respect to new power supply products developed by Comarco. The Agreement also contains various other provisions relating to matters such as quality, delivery, acceptance, warranties, support and confidentiality which are customary for agreements of this kind.

There are no material relationships, other than with respect to the Agreement, between Comarco and its directors, officers (or any associate of any such director or officer) or affiliates, on the one side, and Targus and its directors, officers (or any associate of any such director or officer) or affiliates, on the other side.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Comarco intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements containing the words “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “estimate,” “seeks,” “will” and similar expressions. Such forward-looking statements include, but are not limited to, statements regarding the anticipated effective date of the Agreement, statements regarding future sales of product under the Agreement, and any other statements which are not historical fact. The forward-looking statements in this Form 8-K are subject to many risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by any such forward-looking statements. Such risks and uncertainties include, but are not limited to, the delayed effectiveness of the Agreement and the fact that Targus is not obligated to purchase any specified number of units under the Agreement, and other factors outside the control of Comarco including the occurrence of any event, circumstance or change that could give rise to the termination of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Strategic Product Development and Supply Agreement, dated as of March 16, 2009, by and between Comarco, Inc. and Targus Group International, Inc. *

*	Confidential treatment has been requested with respect to certain provisions of this agreement. Omitted portions have been filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)

Date: March 20, 2009	By:	/s/ WINSTON E. HICKMAN
Winston E. Hickman
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Strategic Product Development and Supply Agreement, dated as of March 16, 2009, by and between Comarco, Inc. and Targus Group International, Inc. *

*	Confidential treatment has been requested with respect to certain provisions of this agreement. Omitted portions have been filed separately with the SEC.